Exhibit (a)(1)(C)

Notice of Guaranteed Delivery for

Tender of Shares of

9.75% Series A Convertible Preferred Stock

of

Wyndham International, Inc.

at

$30.00 Net Per Share

Pursuant to the Offer to Purchase

Dated January 28, 2005

to

Mercury Special Situations Fund LP

and

Equity Resource Dover Fund

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined in the Offer to Purchase (as defined below)) if certificates representing shares of 9.75% Series A Convertible Preferred Stock, par value $100 per share of Wyndham International, Inc. (“Wyndham”), a Delaware corporation (the “Shares”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach The Bank of New York (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offers is:

THE BANK OF NEW YORK

By Facsimile Transmission (for Eligible Institutions only): (781) 380-3388

Confirm by Telephone: (781) 843-1833, Ext 0

By Overnight Courier:	By Mail:	By Hand:
The Bank of New York Wyndham International 161 Bay State Road Braintree, MA 02184	The Bank of New York Wyndham International P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window- Street Level New York, NY 10286

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Mercury Special Situations Fund LP, a Delaware limited partnership and Equity Resource Dover Fund, a Massachusetts limited partnership (collectively the “Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 28, 2005, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer to Purchase”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares of 9.75% Series A Convertible Preferred Stock Tendered:

Certificate Number(s) (if available):

(please print)

Address(es):

Area Code and Telephone No.(s):

☐	Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:                              , 2005

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

Authorized Signature:

Name:

(Please type or print)

Title:

Dated:                             , 2005

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED.

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